As filed with the Securities and Exchange Commission on
                         August 27, 1998
                   Registration No. 33-_______


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
               ----------------------------------
                            FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                     ______________________
                         CV REIT, INC.
      (Exact name of registrant as specified in its charter)

            Delaware                           59-0950354
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)             Identification Number)

                     100 Century Boulevard
                 West Palm Beach, Florida 33417
      (Address of principal executive offices) (Zip code)

   CV REIT, INC. NON-EMPLOYEE DIRECTOR 1998 STOCK OPTION PLAN
                    (Full title of the plan)

                        Louis P. Meshon
                         CV Reit, Inc.
                     100 Century Boulevard
                 West Palm Beach, Florida 33417
  (Name and address, including zip code, of agent for service)

                         (561) 640-3155
 (Telephone number, including area code, of agent for service)
               _________________________________
                Copies of all communications to:
                        Gail Sanger, Esq.
                        Proskauer Rose LLP
                          1585 Broadway
                     New York, NY 10036-8299
                          (212) 969-3333
               _________________________________

                 CALCULATION OF REGISTRATION FEE

   Title of     Amount to be     Proposed       Proposed          Amount of
securities to   registered(1)    maximum        maximum          registration
be registered                    offering       aggregate             fee
                                 price per      offering price
                                 share


Common Stock,   125,000          $13.375(2)      $1,671,875       $493.20
par value        shares
$.01 per share

Common Stock,
par value $.01
per share        25,000          $14.50          $362,500(3)      $106.94
                 shares
Totals
                150,000                          $2,034,375        $600.14
                 shares

(1) Represents the maximum number of shares (150,000) as to which options may be granted under the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan (the "Director Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also registers such additional indeterminate number of shares as may be required to cover possible adjustments under the Director Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) calculated on the basis of the high and low sale prices of the Common Stock as reported on the New York Stock
Exchange on August 26, 1998.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $14.50 per share with respect to options granted to purchase 25,000 shares.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    CV Reit, Inc., a Delaware corporation (the "Corporation" or the "Registrant"), is registering herewith 150,000 shares of its common stock, par value $.01 per share (the "Common Stock"), which are issuable pursuant to the Director Plan.


    Item 3.  Incorporation of Documents By Reference.

    The following documents filed with the Securities and Exchange Commission by the Corporation are incorporated herein by reference:

         (1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1997.

         (2) The Corporation's Quarterly Reports filed on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998.

         (3) The Current Reports of the Company on Form 8-K/A dated June 5, 1998 and on Forms 8-K dated June 25, 1998, June 24, 1998, March 31, 1998 and January 15, 1998.

         (4) The description of the Corporation's Common Stock, par value $.01 per share, contained in the Corporation's Registration
Statement filed on Form 8-K dated August 26, 1998, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Item 4.  Description of Securities.

    Not applicable.

    Item 5.  Interest of Named Experts and Counsel.

    Not applicable.

    Item 6.  Indemnification of Directors and Officers.

    The Corporation is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or have agreed to serve as a director, officer, employee or agent, against expenses incurred in any action, suit or proceeding. Article 6 of the Corporation's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permitted by applicable law as then in effect and Article 7 of the Corporation's Amended and Restated By-Laws provides for indemnification of a director or officer: (i) who was or is a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Corporation) against expenses incurred in such action, suit or preceding and any expenses of establishing a right to indemnification if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful and/or (ii) who was or is a party to any threatened, pending or completed action or suit by or in the right of the Corporation against expenses incurred in such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity of such expenses, which the Court of Chancery or other court shall deem proper.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article 6 of the Corporation's Amended and Restated Certificate of Incorporation contains such a provision.
    The Article 7 of the Corporation's Amended and Restated By-Laws requires the Corporation to purchase insurance for directors, officers, employees or agents of the Corporation, and persons who serve at the request of the Corporation as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not the Corporation would have the power to indemnify such persons against such expense or liability under the Amended and Restated By-Laws, provided such insurance is available on acceptable terms, as determined by the Board of Directors of the Corporation (the "Board"). The Corporation maintains insurance coverage for its directors and officers under a directors and officer's liability insurance policy as well as coverage to reimburse the Corporation for potential costs of its indemnification of directors and officers.

    Item 7.  Exemption from Registration Claimed.

    Not applicable.

    Item 8.  Exhibits.

    4.1 Amended and Restated Certificate of Incorporation of CV Reit, Inc., filed with Secretary of State of Delaware on December 31, 1997 (incorporated by reference to Appendix C to the proxy statement of the Corporation filed November 11, 1997)

    4.2       Amended and Restated By-laws of CV Reit, Inc.
(incorporated by reference to Appendix D to the proxy statement of the Corporation filed November 11, 1997)

    4.3 CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan (incorporated by reference to Appendix A to the Proxy Statement of the Corporation dated December 31, 1997 and filed April 28, 1998)

    *5       Opinion of Proskauer Rose LLP

    *23.1     Consent of BDO Seidman, LLP

    *23.2     Consent of Proskauer Rose LLP (included in Exhibit 5)

    *24       Powers of Attorney (included on signature page)

         * Filed herewith.

    Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on August 26, 1998.

                                   CV REIT, INC.

                                   By: /s/ Louis P Meshon, Sr.
                                      Louis P. Meshon, Sr., President
                                      and Chief Executive Officer
August 26, 1998


                        POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Louis P. Meshon, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of CV Reit, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ H. Irwin Levy                         August 26, 1998
H. Irwin Levy, Chairman of the Board


/s/ Louis P. Meshon, Sr.                  August 26, 1998
Louis P. Meshon, Sr., President, Chief
Executive Officer and Director
(Principal Executive Officer)

/s/ Elaine Hauff                          August 26, 1998
Elaine Hauff, Vice President and Treasurer
(Principal Financial Officer
and Principal Accounting Officer)


/s/ Stanley Brenner                       August 26, 1998
Stanley Brenner, Director


/s/ Stanley S. Cohen                      August 26, 1998
Stanley S. Cohen, Director



/s/ Allyn L. Levy                         August 26, 1998
Allyn L. Levy, Director


/s/ Milton S. Schneider                   August 26, 1998
Milton S. Schneider, Director


/s/ Alan L. Shulman                       August 26, 1998
Alan L. Shulman, Director
                          EXHIBIT INDEX


Exhibit Numbers                        Description

4.1                              Amended and Restated Certificate of
                                 Incorporation of CV Reit, Inc.
                                 (Incorporated by reference to Appendix
                                 C to the proxy statement of the
                                 Corporation filed November 11, 1997)

4.2 Amended and Restated By-laws of CV Reit, Inc. (Incorporated by reference to Appendix D to the proxy statement of the Corporation filed November 11,1997)

4.3 CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan (Incorporated by reference to Appendix A to the Proxy Statement of the Corporation dated December 31, 1997 and filed April 28, 1998)

5                                Opinion of Proskauer Rose LLP

23.1                             Consent of BDO Seidman, LLP

23.2                             Consent of Proskauer Rose LLP
                                 (included in Exhibit 5)

24                               Powers of Attorney (included on
                                 signature page)